UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Act of 1934

Date of Report (Date of earliest event reported): January 16, 2026

TWO HANDS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-56065	33-4429767
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

141 Piping Rock Road Locust Valley, New York	11560
(Address of Principal Executive Offices)	(Zip Code)

(516) 384-2577

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

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Item 1.01 – Entry into a Material Definitive Agreement.

Effective January 16, 2026, Two Hands Corporation (the “Company”) entered into a securities purchase agreement (the “SPA”) with Vanquish Funding Group LLC, a Virginia limited liability company (“Vanquish”), pursuant to which the Company sold and Vanquish purchased a convertible promissory note in the principal amount of $100,050 (the “Note”), for a purchase price of $87,000 (the “Transaction”).

The Transaction closed on or about January 20, 2026, Vanquish’s legal expenses of $2,500 were paid from the purchase price, $4,500 was retained by Vanquish as a due diligence fee, the Company received net funding of $80,000, and the Note was issued to Vanquish.

The SPA includes customary representations, warranties and covenants by the Company, including a right of first refusal in connection with financings up to $1,000,000 during the 12 months following closing, as well as customary closing conditions. The Note matures on October 15, 2026, accrues interest of 10% per annum, and is convertible at any time 180 days after the date of the Note (January 16, 2026), into shares of the Company’s common stock at the election of the holder at a conversion price equal to 75% of the lowest closing bid price during the 10 trading days prior to the conversion date; provided, however, that the holder may not convert the Note to the extent that such conversion would result in the holder’s beneficial ownership of the Company’s common stock being in excess of 4.99% of the Company’s issued and outstanding common stock. Additionally, the holder of the Note is entitled to deduct $1,500 from the conversion amount in each note conversion to cover the holder’s deposit fees associated with the conversion, and the Note may be prepaid at 115% during the 90 days following the issue date, 120% during the period 91 days-150 days following the issue date, and 125% during the period 151 days-180 days following the issue date.

The foregoing descriptions of the SPA and Note do not purport to be complete and are qualified in their entirety by reference to the full text of those agreements, copies of which are filed as Exhibits 10.1 and 10.2 respectively to this Current Report on Form 8-K, and of which are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure provided above in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure provided above in Item 1.01 above is incorporated by reference into this Item 3.02. The Note was sold in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, as there was no general solicitation, Vanquish was an accredited investor, and the issuance did not involve a public offering.

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Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description	Location
10.1	Securities Purchase Agreement between Two Hands Corporation and Vanquish Funding Group, dated January 16, 2026	Filed herewith

10.2	Convertible Promissory Note between Two Hands Corporation and Vanquish Funding Group, dated January 16, 2026	Filed herewith

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWO HANDS CORPORATION

Dated: January 23, 2026	By:	/s/ Emil Assentato
Emil Assentato
Chief Executive Officer

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